            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------
                                GIVE THE
                                SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT:     NUMBER OF--
--------------------------------------------------------
 1. An individual's account     The individual

 2. Two or more individuals     The actual owner of the
   (joint account)              account or, if combined
                                funds, the first
                                individual on the
                                account(1)
 3. Husband and wife            The actual owner of the
   (joint account)              account or, if joint
                                funds, either person(1)
 4. Custodian account of a      The minor(2)
   minor (Uniform Gift to
   Minors Act)

 5. Adult and minor             The adult or, if the
   (joint account)              minor is the only
                                contributor, the
                                minor(1)
 6. Account in the name of      The ward, minor, or
   guardian or committee for a  incompetent person(3)
   designated ward, minor, or
   incompetent person
 7. a. The usual revocable      The grantor-trustee(1)
       savings trust account
       (grantor is also
       trustee)
   b. So-called trust account   The actual owner(1)
      that is not a legal or
      valid trust under state
      law
 8. Sole proprietorship         The owner(4)
   account
--------------------------------------------------------

--------------------------------------------------------
                                GIVE THE EMPLOYER
                                IDENTIFICATION
  FOR THIS TYPE OF ACCOUNT:     NUMBER OF--
--------------------------------------------------------
 9. A valid trust, estate, or   The legal entity (Do not
   pension trust                furnish the identifying
                                number of the personal
                                representative or
                                trustee unless the legal
                                entity itself is not
                                designated in the
                                account title.)(5)
10. Corporate account           The corporation

11. Religious, charitable, or   The organization
   educational organization
   account

12. Partnership account held    The partnership
   in the name of the business

13. Association, club, or       The organization
   other tax-exempt
   organization

14. A broker or registered      The broker or nominee
   nominee

15. Account with the            The public entity
   Department of Agriculture
   in the name of a public
   entity (such as a State or
   local government, school
   district, or prison) that
   receives agricultural
   program payments

--------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.
    (1) A corporation.
    (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).
    (3) The United States or any of its agencies or instrumentalities.
    (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
    (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
    (6) An international organization or any of its agencies or instrumentalities.
    (7) A foreign central bank of issue.
    (8) A dealer in securities or commodities required to register in the United States or a possession of the United States.
    (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
    (10) A real estate investment trust.
    (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
    (12) A common trust fund operated by a bank under section 584(a).
    (13) A financial institution.
    (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
    (15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.
    Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
- Payments described in Section 6049(b)(5) of the Code to non-resident aliens.
- Payments on tax-free covenant bonds under Section 1451 of the Code.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.